Exhibit 10.19a

Execution Copy

AMENDMENT NO. 1 TO LICENSE AGREEMENT

This Amendment No. 1 to License Agreement (this “Amendment”) is entered into as of the 10th day of November, 2003, by and between CROWN CORK & SEAL TECHNOLOGIES CORPORATION, a Delaware corporation (“Licensor”) and CONSTAR INTERNATIONAL U.K. LIMITED, a company organized and existing under the laws of Great Britain (“Licensee”).

RECITALS

A. Licensor and Licensee are parties to that certain License Agreement (the “Agreement”), entered into as of the 20th day of November, 2002.

B. Constar International Inc. (“Constar”) is entering into an Amendment No. 2, dated as of the date hereof (the “Credit Agreement Amendment”), to the Credit Agreement, dated as of November 20, 2002 (as amended by Amendment No. 1 dated as of July 28, 2003), by and among Constar, Citigroup North America, Inc., as Administrative Agent, JPMorgan Chase Bank, as Documentation Agent, SunTrust Bank, as Co-Documentation Agent, Deutsche Bank Securities Inc. (“DBSI”), as Syndication Agent, and Citigroup Global Markets Inc. and DBSI, as Joint Lead Arrangers and Joint Bookrunners (the “Existing Credit Agreement”). The Administrative Agent, on behalf of the Lenders (as defined in the Existing Credit Agreement) has requested that certain terms and conditions of the Agreement be amended as set forth herein, and it is a condition to the effectiveness of the Credit Agreement Amendment that Licensor and Licensee enter into this Amendment.

C. Licensor and Licensee desire to amend the Agreement, pursuant to the terms set forth below.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable considerations set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to Section 14.2(b)(i).

Section 14.2(b)(i) is hereby deleted in its entirety and replaced with the following:

“The following shall be considered events of default and shall give rise to a right of Licensor to terminate this Agreement: (A) Licensee fails to make timely payments due under this Agreement, subject to a ten (10) day cure period after notice regarding such breach, (B) Licensee materially breaches any other applicable provision of this Agreement, subject to a thirty (30) day cure period after notice regarding such breach, or (C) Licensee experiences a change of Control such that Licensee is controlled by a competitor of Crown. If Licensee suffers a Bankruptcy Event, Licensor shall have the right to unilaterally make reasonable modifications to the payment terms set forth in Section 5.2 and Section 9.2 of this Agreement at any time after such Bankruptcy Event. Licensor shall promptly notify Licensee of any such modifications to the payment terms of this Agreement.”

2. Miscellaneous.

2.1. Incorporation of Amendment. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall be a reference to the Agreement as amended hereby.

2.2. Non-Disturbance. Except as expressly modified by this Amendment, the provisions of the Agreement shall remain in full force and effect. Execution and delivery of this Amendment shall not constitute or be deemed to be a waiver by either party of any rights that such party may have under the Agreement.

2.3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

2.4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed the day and year first above written.

CROWN CORK & SEAL TECHNOLOGIES CORPORATION

By:	/s/ Daniel A. Abramowicz

Name: Daniel A. Abramowicz Title: President

CONSTAR INTERNATIONAL U.K. LIMITED

By:	/s/ Frank Gregory

Name: Frank Gregory Title: Vice President